UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2015

CÜR MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2217 New London Turnpike South Glastonbury, CT 06073
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (860) 430-1520

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2015, the Board of Directors (the "Board") of CÜR Media, Inc., a Delaware corporation (the "Company"), appointed Jay Samit as a member of the Board, to fill one of the vacancies on the Board resulting from the prior increase to the number of directors constituting the full Board to five (5), to serve until his successor shall be duly appointed, unless he resigns, is removed from office, or is otherwise disqualified from serving as a director of the Company.

Jay Samit, 54, has been Chief Executive Officer of SeaChange International, Inc., a leading global innovator in multi-screen video software and services, since October 2014. Prior to joining SeaChange International, he was President at ooVoo, a social video chat service with more than 100 million users, from May 2011 through January 2013, and served as Chief Executive Officer of SocialVibe, a digital advertising technology company powering engagement for some of the world's top brands, from October 2009 through January 2011. Before that, Mr. Samit held senior executive roles with Sony and EMI, where he spearheaded numerous digital media efforts, and at Universal Studios, where he developed the first million-member social network for college students. A serial entrepreneur, Mr. Samit helped to innovate some of the first video technology with Intel and Microsoft, as well as launch the first multi-party video communications platform on mobile. An active philanthropist, he was appointed to the White House's initiative for education and technology by President Bill Clinton and Vice President Al Gore, where he helped gain Internet access for the nation's schools. Mr. Samit is an adjunct professor at University of Southern California's Viterbi School of Engineering and teaches a course in building high-tech startups. He received his Bachelor of Arts degree from University of California, Los Angeles in 1982.

Based upon information requested from and provided by Mr. Samit concerning his background, employment and affiliations, including family relationships, the Board determined that Mr. Dhody would qualify as "independent" as that term is defined by Nasdaq Listing Rule 5605(a)(2).

In connection with his appointment as member of the Board, the Company granted Mr. Samit, under its 2015 Equity Incentive Plan ("2015 Plan"), 10-year non-qualified options to purchase 250,000 shares of the Company's common stock, at a per share exercise price of $0.58, the closing sale price of the Company's common stock on the OTC Market Group's OTCQB marketplace on the date of grant, 50% of which shall vest on the date of grant, and the remainder of which shall vest pro rata on a monthly basis for the two (2) years thereafter; provided, however, that none of the options are exercisable until the date the Company's stockholders approve the 2015 Plan.

There are no other arrangements or understandings between Mr. Samit and any other person pursuant to which he was appointed as a director of the Company. In addition, there are no family relationships between Mr. Samit and any of the Company's other officers or directors.

Item 8.01. Other Events.

On November 3, 2015, the Board established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which operates under a charter that has been approved by the Board.

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Audit Committee

The Audit Committee (a) assists the Board in fulfilling its oversight of: (i) the quality and integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements relating to the Company's financial statements and related disclosures; (iii) the qualifications and independence of the Company's independent auditors; and (iv) the performance of the Company's independent auditors; and (b) prepares any reports that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement.

The initial members of the Audit Committee are Sanjan Dhody, as Chairman, Jay Samit and Robert B. Jamieson. The Board has determined that all of the members of the Audit Committee are "independent," as defined under the rules of the Nasdaq Capital Market. In addition, all members of the Audit Committee meet the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Further, all members of the Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Capital Market. The Board has determined that Sanjan Dhody is an "audit committee financial expert" as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations.

A current copy of the Audit Committee's charter is available on the Company's website at www.curmusic.com.

Compensation Committee

The Compensation Committee (a) assists the Board in discharging its responsibilities with respect to compensation of the Company's executive officers and directors, (b) evaluates the performance of the executive officers of the Company, and (c) administers the Company's stock and incentive compensation plans and recommends changes in such plans to the Board as needed.

The initial members of the Compensation Committee are Jay Samit and Sanjan Dhody. The Board has determined that each of the members of the Compensation Committee are "independent," as defined under the rules of the Nasdaq Capital Market.

A current copy of the Compensation Committee's charter is available on the Company's website at www.curmusic.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in (a) identifying qualified individuals to become directors, (b) determining the composition of the Board and its committees, (c) developing succession plans for executive officers, (d) monitoring a process to assess Board effectiveness, and (e) developing and implementing the Company's corporate governance procedures and policies.

The initial members of the Nominating and Corporate Governance Committee are Robert B. Jamieson and Jay Samit. The Board has determined that each of the members of the Nominating and Corporate Governance Committee are "independent," as defined under the rules of the Nasdaq Capital Market.

A current copy of the Nominating and Corporate Governance Committee's charter is available on the Company's website at www.curmusic.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Date: November 9, 2015	By:	/s/ Thomas Brophy
Thomas Brophy
Chief Executive Officer

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